Exhibit 10.1




                          AGREEMENT

This  AGREEMENT  ("Agreement") is made as  of  October  1,
2003, by and between Inrob Ltd., a company organized and existing under the laws of Israel, from 2 Haprat Street, Yavne, Israel 81827 ("Company") and between Mr. Ben-Tsur
Joseph, an Israeli individual, ID 056031123, from 10 Topaz
Street, Shoham 73142, Israel on behalf of a company or companies under his control ("Joseph").

Whereas Subject to the terms and conditions herein contained, the Company is interested in receiving management services from Joseph's Companies, as defined hereunder, and Joseph's Companies are interested in providing such services to the Company;


    NOW, THEREFORE, the parties hereby agree as follows:


1. Joseph will cause a company or companies under his control (Hereinafter: "Joseph's Companies") to be chosen by Joseph from time to time, to provide the Company with management services, and the Company shall retain from Joseph and Joseph's Companies such services; said services to be of nature and scope as shall be required by the Company from time to time ("Services"). It is hereby made clear that Joseph shall be the sole representative of Joseph's Companies' authorized to provide the Services; and that Joseph's Companies' shall not appoint any other representative to provide the Services.

2. In consideration for providing the Services, the Company shall pay the relevant company which provided the Services at such time a fixed monthly sum of $15,000
   (fifteen thousand US Dollars) + VAT during the period commencing on October 1, 2003 and terminating on September 30, 2004 and the fixed sum of $20,000 (twenty thousand U.S. Dollars) + VAT for every month thereafter at the rate provided by law, shall be added to payments). The said fees shall be payable no later than the 10th (tenth) of each month, for Services provided during the previous month.

3. In addition, the Company shall provide Joseph's Companies' representative, chosen by Joseph's Companies to grant the Services to Inrob, with two vehicles and two cellular phones all related expenses of which will be incurred by the Company, including all taxes payable thereon. It is hereby made clear that neither Joseph nor Joseph's Companies shall be entitled to receive any repayment for their expenses whilst providing the Services, including with regards to required travels abroad, except in accordance with Company Policy.

4. Other than as expressly provided herein, neither Joseph nor Joseph's Companies shall be entitled to receive any other payments or commissions for providing the Services to the Company.

5. Each party may terminate this Agreement by way of written notice, at least 3 (three) months in advance.

6.     In   performing  their  respective  services   and/or
   obligations hereunder, the parties shall operate as and have the status of independent contractors and shall not act as or be an agent or employee of one another. Neither party shall have any right or authority or assume or create any obligations or make any representations or warranties on behalf of the other party, whether expressed or implied, or to bind the other party in any respect whatsoever.

7. Neither Joseph nor his Companies shall have any right to assign their rights or to delegate their duties contained in this Agreement, and any such assignment or delegation shall be null and void.

8. This Agreement supersedes all previous understandings and/or agreements between the parties with regard to its
   subject  matter.  This  Agreement  embodies  the   entire
   understanding of the parties with regard to its subject matter and there are no promises, terms, conditions or obligations, oral or written, expressed or implied, other than those contained herein. This Agreement cannot be modified or changed except by written instrument signed by both of the parties hereto.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to conflict of law principles. The courts of Tel-Aviv, Israel shall have exclusive jurisdiction over all
   matters   relating  to  this  Agreement,  its   validity,
   interpretation or enforcement.

10. Use of the plural form in this Agreement shall also mean single; and vise versa.

11. Any notices required or permitted to be given by either party under this Agreement shall be in writing and sent by certified mail or hand delivered or by facsimile to the parties' respective addresses first written above. Such notices will be effective upon (1) receipt if sent by certified mail, postage prepaid, or (2) delivery if delivered by hand (3) receiving of delivery print out and subject to a telephone confirmation.



      IN WITNESS THEREOF THE PARTIES HAVE EXECUTED THIS
        AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE


    /s/  Ben-Tsur Joseph                /s/  Ben-Tsur Joseph
    --------------------                --------------------
    COMPANY                             JOSEPH